Exhibit 4.1

SECOND AMENDMENT TO CREDIT AGREEMENT

SECOND AMENDMENT TO CREDIT AGREEMENT (this “Second Amendment”), dated as of April 29, 2009, among Magellan Health Services, Inc., a Delaware corporation (the “Borrower”), certain Subsidiaries of the Borrower who are Subsidiary Guarantors, the lenders party to the Credit Agreement referred to below (the “Lenders”), Bank of America, N.A. (“BofA”) (which, upon the occurrence of the Second Amendment Effective Date (as hereinafter defined), will become a Lender) and Deutsche Bank AG New York Branch, as administrative agent (in such capacity, the “Administrative Agent”). Unless otherwise indicated, all capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement.

W I T N E S S E T H :

WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to a Credit Agreement, dated as of April 30, 2008 and amended as of November 12, 2008 (as so amended, the “Credit Agreement”);

WHEREAS, the Borrower has requested, and BofA has agreed, that upon the occurrence of the Second Amendment Effective Date, BofA shall become a Lender under (and for all purposes of) the Credit Agreement and the other Credit Documents with an initial Revolving Loan Commitment as set forth on Schedule I hereto; and

WHEREAS, the Borrower has requested, and the Lenders and BofA have agreed, subject to the terms and conditions of this Second Amendment, to amend the Credit Agreement as herein provided;

NOW, THEREFORE, it is agreed:

I.                                         Amendments and Agreements with respect to the Credit Agreement.

1.                                       Schedule I and Schedule V to the Credit Agreement are hereby deleted in their entirety and replaced by Schedule I and Schedule V attached hereto, respectively.

2.                                       Schedule X to the Credit Agreement is hereby amended by adding the following information thereon:

“Bank of America, N.A.	Bank of America, N.A.
Bank of America Corporate Center
100 North Tyron Street
Charlotte, North Carolina 28255
Attention: [ ]
Telephone No.: [ ]
Telecopier No.: [ ]”.

3.                                       The parties hereto acknowledge and agree that (i) notwithstanding anything to the contrary contained in the Credit Agreement, the Total Revolving Loan Commitment shall remain in effect on the Second Amendment Effective Date but shall be reduced on the Second Amendment Effective Date to $80,000,000 (as such amount may be further reduced from time to time thereunder or terminated in accordance with the terms of the Credit Agreement), (ii) the Revolving Loan Commitment of each Lender (including BofA) on the Second Amendment Effective Date shall be as set forth on Schedule I hereto (as each such amount may be adjusted from time to time in accordance with the terms of the Credit Agreement), (iii) upon the occurrence of the Second Amendment Effective Date, BofA shall become a Lender under (and for all purposes of) the Credit Agreement and the other Credit Documents with an initial Revolving Loan Commitment as set forth on such Schedule I and (iv) on the Second Amendment Effective Date and with respect to all outstanding Letters of Credit, there shall be an automatic adjustment to the participations therein pursuant to Section 2.04 of the Credit Agreement to reflect the new RL Percentages of the Lenders immediately after giving effect to this Second Amendment.

4.                                       Section 1.08(a) of the Credit Agreement is hereby amended by inserting the text “the sum of the Applicable Margin as in effect from time to time plus” immediately after the text “which shall be equal to” appearing in such Section.

5.                                       Section 2.05(a) of the Credit Agreement is hereby amended by inserting the text “plus the Applicable Margin as in effect from time to time for Base Rate Loans” immediately after each occurrence of the text “equal to the Base Rate in effect from time to time” appearing in such Section.

6.                                       Section 7.05(a) of the Credit Agreement is hereby amended by inserting the following new sentence immediately after the first sentence thereof:

“The consolidated balance sheet of the Borrower as at December 31, 2008, and the related consolidated statements of income, cash flows and retained earnings of the Borrower for the fiscal year ended December 31, 2008, copies of which have been furnished to the Lenders prior to the Second Amendment Effective Date, present fairly in all material respects the consolidated financial position of the Borrower at the dates of such balance sheet and the consolidated results of the operations of the Borrower for the period covered thereby.”

7.                                       Section 7.05(b) of the Credit Agreement is hereby amended by deleting the word “and” appearing immediately after the word “Transaction” appearing in the first sentence thereof and inserting the text “and on and as of the Second Amendment Effective Date and (in each case)” in lieu thereof.

8.                                       Section 7.05(d) of the Credit Agreement is hereby amended by inserting the following text immediately after the last sentence thereof:

“The New Projections delivered to the Administrative Agent and the Lenders prior to the Second Amendment Effective Date have been prepared in good faith and are based on reasonable assumptions, and there are no statements or conclusions in the

Projections which are based upon or include information known to the Borrower to be misleading in any material respect or which fail to take into account material information known to the Borrower regarding the matters reported therein.  On the Second Amendment Effective Date, the Borrower believes that the New Projections are reasonable and attainable, it being recognized by the Lenders, however, that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by the New Projections may differ from the projected results and such differences may be material.”

9.                                       Section 7.05(e) of the Credit Agreement is hereby amended by replacing the text “December 31, 2007” appearing therein with the text “December 31, 2008”.

10.                                 Sections 7.14(a) and (b) of the Credit Agreement are hereby amended by deleting the text “Effective Date” in each place such text appears therein and inserting the text “Second Amendment Effective Date” in lieu thereof in each such place.

11.                                 Section 9.09 of the Credit Agreement is hereby amended by replacing the text “3.00:1.00” appearing therein with the text “2.50:1.00”.

12.                                 The definitions of “Applicable Commitment Commission Percentage”, “Applicable Margin”, “Lender Default” and “Revolving Loan Maturity Date” appearing in Section 11 of the Credit Agreement are hereby restated in their entirety as follows:

“Applicable Commitment Percentage” shall mean, on any day, (i) for periods prior to the Second Amendment Effective Date, 0.375% per annum, and (ii) for periods from and after the Second Amendment Effective Date, 0.625% per annum.

“Applicable Margin” shall mean, on any day, with respect to Loans (x) maintained as Eurodollar Loans (i) for periods prior to the Second Amendment Effective Date, 1.00% per annum, and (ii) for periods from and after the Second Amendment Effective Date, 3.25% per annum, and (y) maintained as Base Rate Loans (i) for periods prior to the Second Amendment Effective Date, 0% per annum, and (ii) for periods from and after the Second Amendment Effective Date, 2.25% per annum.

“Lender Default” shall mean, as to any Lender, as reasonably determined by the Administrative Agent, that such Lender has (a) failed to fund any portion of its Loans or participations in Letters of Credit (including its portion of any unreimbursed payment under Section 2.04(c)) or Swingline Loans (including its portion of any Mandatory Borrowing) within three Business Days of the date required to be funded by it hereunder (or, for purposes of the last sentence of Section 1.01(b) and Section 2.03(c), such Lender has failed to fund any portion of its Loans or participations in Letters of Credit or Swingline Loans on the date required to be funded by it hereunder), (b) notified the Borrower, the Administrative Agent, any Issuing Lender, the Swingline Lender or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit, (c) failed, within three Business Days after request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans, (d) otherwise failed to pay over to the Administrative Agent, any Issuing Lender, the Swingline Lender or any other Lender any other amount required to be paid by it under this Agreement within three Business Days of the date when due, unless the subject of a good faith dispute, or (e) (i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.

“Revolving Loan Maturity Date” shall mean April 28, 2010.

13.                                 Section 11 of the Credit Agreement is hereby further amended by inserting the following new definitions in the correct alphabetical order:

“New Projections” shall mean the projections, dated March 4, 2009, prepared by or on behalf of the Borrower in connection with the budget delivered by the Borrower pursuant to and in accordance with Section 8.01(d) of this Agreement, as such “New Projections” were delivered to each of the Administrative Agent and Citibank, N.A., on March 4, 2009 and to Bank of America, N.A., on March 31, 2009.

“Second Amendment” shall mean the Second Amendment to this Agreement, dated as of April 29, 2009, among the Borrower, the Lenders and the Administrative Agent.

“Second Amendment Effective Date” shall have the meaning set forth in the Second Amendment.

14.                                 Section 13.12(a) of the Credit Agreement is hereby amended by (i) deleting the word “or” appearing immediately before clause (v) of the first proviso of said Section and (ii) deleting the semi-colon appearing at the end of clause (v) of the first proviso of said Section and inserting the text “, or (vi) only for so long as either (x) no Lender is a Defaulting Lender or (y) the only Lenders party to this Agreement are the Lenders on the Second Amendment Effective Date and their respective Affiliates, in either case, amend, modify or waive any provision of Section 9.08 or 9.09;” in lieu thereof.

15.                                 Section 13.12(b) of the Credit Agreement is hereby amended by deleting text “clauses (i) through (v)” appearing therein and inserting the text “clauses (i) through (vi)” in lieu thereof.

II.                                     Miscellaneous Provisions.

1.                                       In order to induce the Lenders to enter into this Second Amendment, the Borrower hereby represents and warrants that:

(i)                                     no Default or Event of Default exists as of the Second Amendment Effective Date, both immediately before and immediately after giving effect to this Second Amendment on such date;

(ii)                                  all of the representations and warranties contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects on the Second Amendment Effective Date, both immediately before and immediately after giving effect to this Second Amendment on such date, with the same effect as though such representations and warranties had been made on and as of the Second Amendment Effective Date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date);

(iii)                              each Credit Party has the corporate, partnership or limited liability partnership power and authority, as the case may be, to execute, deliver and perform the terms and provisions of this Second Amendment and has taken all necessary corporate, partnership or limited liability partnership action, as the case may be, to authorize the execution, delivery and performance by it of this Second Amendment, and each Credit Party has duly executed and delivered this Second Amendment, and this Second Amendment constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law);

(iv)                              neither the execution, delivery or performance by any Credit Party of this Second Amendment, nor compliance by it with the terms and provisions thereof, (i) will contravene or violate any provision of any applicable law, statute, rule or regulation (including, without limitation, any Health Care Law) or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any portion of the property or assets of any Credit Party or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, in each case to which any Credit Party or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject, or (iii) will contravene or violate any provision of the certificate or articles of incorporation, certificate of formation, limited liability company agreement or by-laws (or equivalent organizational documents), as applicable, of any Credit Party or any of its Subsidiaries;

(v)                                 no order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except for those that have otherwise been obtained or made on or prior to the Second Amendment Effective Date and which remain in full force and effect on the Second Amendment Effective Date), or exemption by, any governmental or public body or authority is required to be obtained or made by, or on behalf of, any Credit Party to authorize, or is required to be obtained or made by, or on behalf of, any Credit Party in connection with, (i) the execution, delivery and performance of this Second Amendment or (ii) the legality, validity, binding effect or enforceability of this Second Amendment; and

(vi)                              no Loans are outstanding on the Second Amendment Effective Date.

2.                                       Each Credit Party acknowledges and agrees that the Credit Agreement (as amended by this Second Amendment) and each other Credit Document to which such Credit Party is a party, and all Obligations thereunder  are valid and enforceable against the Borrower and the Subsidiary Guarantors (as applicable) in every respect and all of the terms and conditions thereof are legally binding upon the Borrower and the Subsidiary Guarantors (as applicable), in each case all without offset, counterclaims or defenses of any kind and that each of the waiver of claims and defenses granted by each Credit Party under the Credit Documents to which such Credit Party is a party is reaffirmed and ratified.

3.                                       By executing and delivering a counterpart hereof, each Credit Party hereby agrees that all Loans, Letters of Credit and other Obligations (in each case, under each Credit Document) shall be fully guaranteed pursuant to the Subsidiaries Guaranty in accordance with the terms and provisions thereof and shall be fully secured pursuant to the Security Documents.

4.                                       This Second Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

5.                                       This Second Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

6.                                       THIS SECOND AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

7.                                       This Second Amendment shall become effective on the date (the “Second Amendment Effective Date”) when each of the following conditions shall have been satisfied:

(i)                                     the Borrower, each Subsidiary Guarantor, each of the Lenders and BofA (BofA, together with the Lenders, are collectively referred to herein as the “Commitment Parties”) shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile or other electronic transmission) the same to White & Case LLP, 1155 Avenue of the Americas, New York, NY 10036 Attention:  May Yip (facsimile number: 212-354-8113 / e-mail address: myip@whitecase.com);

(ii)                                  the Borrower and its Subsidiaries shall have no outstanding preferred equity, Indebtedness or contingent liabilities, except as shall be permitted under the Credit Agreement;

(iii)                              all necessary governmental (domestic and foreign) and material third party approvals and/or consents in connection with this Second Amendment (and the payment of all fees, costs and expenses in connection herewith) and the other transactions contemplated hereby shall have been obtained and remain in effect;

(iv)                              there shall not exist any judgment, order, injunction or other restraint prohibiting or imposing materially adverse conditions upon any Credit Document or this Second Amendment or the transactions contemplated hereby or thereby or otherwise referred to herein or therein;

(v)                                 since December 31, 2008, nothing shall have occurred (and no Commitment Party shall have become aware of any facts or conditions not previously known) which any Commitment Party shall determine has had, or could reasonably be expected to have, a Material Adverse Effect;

(vi)                              no litigation by any entity (private or governmental) shall be pending or threatened with respect to any Credit Document or this Second Amendment, or which any Commitment Party shall determine has had, or could reasonably be expected to have, a Material Adverse Effect;

(vii)                           all costs, fees, expenses (including, without limitation, legal fees and expenses) and other compensation contemplated hereby and by the Commitment Letter and related Fee Letters each dated April 14, 2009 and entered into with the Borrower in connection with this Second Amendment, and payable to the Commitment Parties shall have been paid to the extent due;

(viii)                        the Commitment Parties shall have received (x) from Weil, Gotshal & Manges LLP, special counsel to the Credit Parties, an opinion addressed to the Administrative Agent, the Collateral Agent and each of the Lenders and dated the Second Amendment Effective Date substantially in the form of Exhibit E to the Credit Agreement and otherwise reasonably satisfactory to the Commitment Parties, (y) a solvency certificate from the chief financial officer of the Borrower substantially in the form of Exhibit J to the Credit Agreement and otherwise reasonably satisfactory to the

Commitment Parties and (z) certificates of insurance complying with the requirements of Section 8.03 of the Credit Agreement for the business and properties of the Borrower and its Subsidiaries, in form and substance reasonably satisfactory to the Commitment Parties;

(ix)                                there shall have been delivered to the Administrative Agent for the account of each of the Lenders that has requested same the appropriate Revolving Note executed by the Borrower and, if requested by the Swingline Lender, the Swingline Note executed by the Borrower, in each case in the amount, maturity and as otherwise provided in the Credit Agreement;

(x)                                   the Administrative Agent shall have received a certificate, dated the Second Amendment Effective Date and signed on behalf of the Borrower by the chairman of the board, the chief executive officer, the chief financial officer, the president or any vice president of the Borrower, certifying on behalf of the Borrower that all of the conditions in clauses (ii), (iii), (iv), (v), (vi), (xiv) and (xv) of this Section II.7 have been satisfied on such date;

(xi)                                the Administrative Agent shall have received true and correct copies of the December 31, 2008 historical consolidated financial statements and the New Projections referred to in Sections 7.05(a) and (d) of the Credit Agreement (as amended by this Second Amendment);

(xii)                             the Administrative Agent shall have received a certificate from each Credit Party, dated the Second Amendment Effective Date, signed by the chairman of the board, the chief executive officer, the president, the chief financial officer, the treasurer or any vice president of such Credit Party, and attested to by the secretary or any assistant secretary of such Credit Party, substantially in the form of Exhibit F to the Credit Agreement with appropriate insertions and changes, together with copies of the certificate or articles of incorporation and by-laws (or equivalent organizational documents), as applicable, of such Credit Party (but only to the extent that such charter documents have been amended or modified since the Effective Date or to the extent that any new Subsidiary has been formed since the Effective Date) and the resolutions of such Credit Party referred to in such certificate, and each of the foregoing shall be in form and substance reasonably acceptable to the Agents;

(xiii)                          all corporate, partnership, limited liability company and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Second Amendment shall be reasonably satisfactory in form and substance to the Commitment Parties, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams or facsimiles, if any, which the Administrative Agent may have reasonably requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate, partnership, limited liability company or governmental authorities;

(xiv)                         all representations and warranties herein and in the Credit Documents shall be true and correct in all material respects on and as of the Second Amendment Effective Date (although any representations and warranties which expressly relate to a given date or period shall be required to be true and correct in all material respects as of the respective date or for the respective period, as the case may be); and

(xv)                            no Default or Event of Default shall have occurred and be continuing on the Second Amendment Effective Date.

8.                                       From and after the Second Amendment Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.

*        *        *

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Second Amendment as of the date first above written.

MAGELLAN HEALTH SERVICES, INC., as Borrower

By:	/s/ Jonathan Rubin
Name: Jonathan Rubin
Title: Chief Financial Officer

Signature page to Magellan Second Amendment

ADVANTAGE BEHAVIORAL SYSTEMS, INC.
ADVOCARE OF TENNESSEE, INC.
AGCA, INC.
CHARTER BEHAVIORAL HEALTH SYSTEM OF LAFAYETTE, INC.
CHARTER BEHAVIORAL HEALTH SYSTEM OF MASSACHUSETTS, INC.
CHARTER BEHAVIORAL HEALTH SYSTEM OF NEW MEXICO, INC.
CHARTER FAIRMOUNT BEHAVIORAL HEALTH SYSTEM, INC.
CHARTER HOSPITAL OF SANTA TERESA, INC.
CHARTER MEDICAL OF PUERTO RICO, INC.
CHARTER MOB OF CHARLOTTESVILLE, INC.
CHARTER NORTHRIDGE BEHAVIORAL HEALTH SYSTEM, INC.
CMG HEALTH, INC.
CONTINUUM BEHAVIORAL HEALTHCARE CORPORATION
GREEN SPRING HEALTH SERVICES, INC.
HUMAN AFFAIRS INTERNATIONAL OF PENNSYLVANIA, INC.
ICORE HEALTHCARE, LLC
MAGELLAN BEHAVIORAL HEALTH, INC.
MAGELLAN BEHAVIORAL OF MICHIGAN, INC.
MAGELLAN CAPITAL, INC.
MAGELLAN HEALTH SERVICES OF ARIZONA, INC.
MAGELLAN HEALTH SERVICES OF NEW MEXICO, INC.
MAGELLAN HRSC, INC.
MAGELLAN SUB CO. III, INC.
MANAGED CARE SERVICES MAINSTAY OF CENTRAL PENNSYLVANIA, INC.
MBC OF AMERICA, INC.
MBH of PUERTO RICO, INC.
MERIT BEHAVIORAL CARE CORPORATION
MERIT BEHAVIORAL CARE OF MASSACHUSETTS, INC.
NATIONAL IMAGING ASSOCIATES, INC.

Signature page to Magellan Second Amendment

ONCORE HEALTHCARE, LLC
P.P.C., INC.
PERSONAL PERFORMANCE CONSULTANTS OF NEW YORK, INC.
PPC GROUP, INC.,
each as a Subsidiary Guarantor

By:	/s/ Jonathan N. Rubin
Name: Jonathan N. Rubin
Title: Treasurer

MAGELLAN BEHAVIORAL HEALTH OF NEBRASKA, LLC
MAGELLAN CBHS HOLDINGS, LLC,
each as a Subsidiary Guarantor

By:	Magellan Behavioral Health, Inc.
as its Sole Member

By:	/s/ Jonathan N. Rubin
Name: Jonathan N. Rubin
Title: Treasurer

NATIONAL IMAGING ASSOCIATES OF PENNSYLVANIA, LLC,
as a Subsidiary Guarantor

By:	National Imaging Associates, Inc.
as a Member

By:	/s/ Jonathan N. Rubin
Name: Jonathan N. Rubin
Title: Treasurer

Signature page to Magellan Second Amendment

PREMIER HOLDINGS, LLC
as a Subsidiary Guarantor

By:	AdvoCare of Tennessee, Inc,
as its Sole Member

By:	/s/ Jonathan N. Rubin
Name: Jonathan N. Rubin
Title: Treasurer

Signature page to Magellan Second Amendment

MAGELLAN FINANCIAL CAPITAL INC.,
as a Subsidiary Guarantor

By:	/s/ Daniel Gregoire
Name: Daniel Gregoire
Title: Vice President

Signature page to Magellan Second Amendment

DEUTSCHE BANK AG NEW YORK BRANCH
Individually and as Administrative Agent

By:	/s/ Ming K. Chu
Name: Ming K. Chu
Title: Vice President

By:	/s/ Douglas J. Weir
Name: Douglas J. Weir
Title: Director

Signature page to Magellan Second Amendment

CITIBANK, N.A.

By:	/s/ Allen Fisher
Name: Allen Fisher
Title: Vice President

Signature page to Magellan Second Amendment

BANK OF AMERICA, N.A.

By:	/s/ Alysa Trakas
Name: Alysa Trakas
Title: Vice President

Signature page to Magellan Second Amendment

Schedule I

Lender	Revolving Loan Commitment
Deutsche Bank AG New York Branch	$40,000,000
Citibank, N.A.	$20,000,000
Bank of America, N.A.	$20,000,000

TOTAL:	$80,000,000

Schedule V

See attached.

SUBSIDIARIES

NAME OF CORPORATION(3)	CREDIT PARTY	ORG #	OWNER OF STOCK	TYPE OF ORG.	% OF OWNERSHIP	STATE OF INCORP	CORPORATE ADDRESS

BASIS FOR WHICH:
A) ANY WHOLLY-
OWNED SPECIFIED
SUBSIDIARY CANNOT
ENTER INTO ANY
CREDIT DOCUMENT OR
B) THE SHARES OF
CAPITAL STOCK OF ANY
DOMESTIC SUBSIDIARY
CANNOT BE PLEDGED
PURSUANT TO THE
PLEDGE AGREEMENT

Advantage Behavioral Systems, Inc.	X	968445	Green Spring Health Services, Inc.	Corp.	100%	PA	6950 Columbia Gateway Drive, Columbia MD 21046
AdvoCare of Tennessee, Inc.	X	293427	Green Spring Health Services, Inc.	Corp.	100%	TN	6950 Columbia Gateway Drive, Columbia MD 21046
AGCA, Inc.	X	747375	Merit Behavioral Care Corporation	Corp.	100%	PA	6950 Columbia Gateway Drive, Columbia MD 21046
Arizona Biodyne, Inc.		02006937	Merit Behavioral Care Corporation	Corp	100%	AZ	6950 Columbia Gateway Drive Columbia MD 21046	Regulated entity (stock can be pledged)
Charter Behavioral Health System of Lafayette, Inc.	X	33746720D	Magellan CBHS Holdings, LLC	Corp.	100%	LA	6950 Columbia Gateway Drive, Columbia MD 21046
Charter Behavioral Health System of Massachusetts, Inc.	X	043255904	Magellan CBHS Holdings, LLC	Corp.	100%	MA	6950 Columbia Gateway Drive, Columbia MD 21046
Charter Behavioral Health System of New Mexico, Inc.	X	1145010	Magellan CBHS Holdings, LLC	Corp.	100%	NM	6950 Columbia Gateway Drive, Columbia MD 21046
Charter Fairmount Behavioral Health System, Inc.	X	859556	Magellan CBHS Holdings, LLC	Corp.	100%	PA	6950 Columbia Gateway Drive, Columbia MD 21046
The Charter Heights Behavioral Health System Limited Partnership		2595104	Charter Behavioral Health System of New Mexico, Inc.	LP	67%	DE	6950 Columbia Gateway Drive, Columbia MD 21046	As per JV Agreement, limited partnership interest can be pledged.
Charter Hospital of Santa Teresa, Inc.	X	1232701	Magellan CBHS Holdings, LLC	Corp.	100%	NM	6950 Columbia Gateway Drive, Columbia MD 21046
Charter Medical of Puerto Rico, Inc.	X	n/a	Magellan CBHS Holdings, LLC	Corp.	100%	PR	6950 Columbia Gateway Drive, Columbia MD 21046	Foreign Subsidiary (65% of stock can be pledged)
Charter MOB of Charlottesville, Inc.	X	0294278-7	Magellan CBHS Holdings, LLC	Corp.	100%	VA	6950 Columbia Gateway Drive, Columbia MD 21046
Charter North Star Behavioral Health System, LLC		0315213	Magellan CBHS Holdings, LLC	LLC	57%	TN	6950 Columbia Gateway Drive, Columbia MD 21046	As per JV Agreement, limited liability company interest can be pledged.
Charter Northridge Behavioral Health System, Inc.	X	0026964	Magellan CBHS Holdings, LLC	Corp.	100%	NC	6950 Columbia Gateway Drive, Columbia MD 21046
CMG Health, Inc.	X	D02185023	Merit Behavioral Care Corporation	Corp.	100%	MD	6950 Columbia Gateway Drive, Columbia MD 21046
Continuum Behavioral Healthcare Corporation	X	2420018	Merit Behavioral Care Corporation	Corp.	100%	DE	6950 Columbia Gateway Drive, Columbia MD 21046
Green Spring Health Services, Inc.	X	2329667	Magellan Health Services, Inc.	Corp.	100%	DE	6950 Columbia Gateway Drive, Columbia MD 21046
Human Affairs International of California, Inc. (3)		C1594157	Magellan Behavioral Health, Inc.	Corp.	100%	CA	6950 Columbia Gateway Drive, Columbia MD 21046	Regulated entity (stock cannot be pledged)

(3) All entities are registered organizations With regard to numbers listed in parenthesis after entity names: (2) = Foreign Insurance Company; (3) = Regulated entity; and (4) = Non-Profit Entity.

NAME OF CORPORATION(3)	CREDIT PARTY	ORG #	OWNER OF STOCK	TYPE OF ORG.	% OF OWNERSHIP	STATE OF INCORP	CORPORATE ADDRESS

BASIS FOR WHICH:
A) ANY WHOLLY-
OWNED SPECIFIED
SUBSIDIARY CANNOT
ENTER INTO ANY
CREDIT DOCUMENT OR
B) THE SHARES OF
CAPITAL STOCK OF ANY
DOMESTIC SUBSIDIARY
CANNOT BE PLEDGED
PURSUANT TO THE
PLEDGE AGREEMENT

Human Affairs International of Pennsylvania, Inc.	X	2735010	Magellan Behavioral Health, Inc.	Corp.	100%	PA	6950 Columbia Gateway Drive, Columbia MD 21046
ICORE Healthcare, LLC	X	3617243	Green Spring Health Services, Inc.	LLC	100%	DE	6950 Columbia Gateway Drive Columbia MD 21046
Magellan Behavioral Care of Iowa, Inc. (3)		175503	Merit Behavioral Care Corporation	Corp.	100%	IA	6950 Columbia Gateway Drive, Columbia MD 21046	Regulated entity (stock can be pledged)
Magellan Behavioral Health of Nebraska, LLC	X	1000799521	Magellan Behavioral Health, Inc.	LLC	100%	NE	6950 Columbia Gateway Drive, Columbia MD 21046
Magellan Behavioral Health of Colorado, Inc.		20041307177	Magellan Behavioral Health, Inc.	Corp	100%	CO	6950 Columbia Gateway Drive Columbia MD 21046
Magellan Behavioral Health of Connecticut, LLC		0789504	Merit Behavioral Care of Massachusetts, Inc.	LLC	100%	CT	6950 Columbia Gateway Drive, Columbia MD 21046	Regulated entity (stock can be pledged)
Magellan Behavioral Health of Florida, Inc.		P04000158675	Magellan Behavioral Health, Inc.	Corp	100%	FL	6950 Columbia Gateway Drive, Columbia MD 21046	Regulated entity (stock can be pledged)
Magellan Behavioral Health of Nebraska, LLC	X		Magellan Behavioral Health, Inc.	LLC	100%	NE	6950 Columbia Gateway Drive Columbia MD 21046
Magellan Behavioral Health of New Jersey, LLC (3)		0600112563	Green Spring Health Services, Inc.	LLC	100%	NJ	6950 Columbia Gateway Drive, Columbia MD 21046	Regulated entity (limited liability company interest can be pledged)
Magellan Behavioral Health of Pennsylvania, Inc. (3)		2063574	Merit Behavioral Care Corporation	Corp.	100%	PA	6950 Columbia Gateway Drive, Columbia MD 21046	Regulated entity (stock can be pledged)
Magellan Behavioral Health Providers of Texas, Inc. (4)		0140587101	Merit Behavioral Care Corporation	Corp.	100%	TX	6950 Columbia Gateway Drive, Columbia MD 21046	Non-Profit Entity and Non-Stock Entity (no stock to be pledged)
Magellan Behavioral Health, Inc.	X	2870663	Magellan Health Services, Inc.	Corp.	100%	DE	6950 Columbia Gateway Drive, Columbia MD 21046
Magellan Behavioral of Michigan, Inc.	X	341839	Green Spring Health Services, Inc.	Corp.	100%	MI	6950 Columbia Gateway Drive, Columbia MD 21046
Magellan Behavioral Health Systems, LLC (3)		636259-0160	Magellan Behavioral Health, Inc.	LLC	100%	UT	6950 Columbia Gateway Drive, Columbia MD 21046	Regulated entity (LLC interest can be pledged)
Magellan Capital, Inc.	X	2855183	Magellan Health Services, Inc.	Corp.	100%	DE	6950 Columbia Gateway Drive, Columbia MD 21046
Magellan CBHS Holdings, LLC	X	2561362	Magellan Behavioral Health, Inc.	Corp.	100%	DE	6950 Columbia Gateway Drive, Columbia MD 21046
Magellan Financial Capital Inc.	X	C30767-2003	Magellan Health Services, Inc.	Corp.	100%	NV	6950 Columbia Gateway Drive, Columbia MD 21046
Magellan Health Services of Arizona, Inc.	X	1156264-7	Magellan Behavioral Health, Inc.	Corp	100%	AZ	6950 Columbia Gateway Drive Columbia MD 21046
Magellan HRSC, Inc.	X	686314	Merit Behavioral Care Corporation	Corp.	100%	OH	6950 Columbia Gateway Drive, Columbia MD 21046
Magellan Sub Co III, Inc.	X	P07000083835	Magellan Health Services, Inc.	Corp	100%	FL	6950 Columbia Gateway Drive Columbia MD 21046
Managed Care Services Mainstay of Central Pennsylvania, Inc.	X	987214	Green Spring Health Services, Inc.	Corp.	100%	PA	6950 Columbia Gateway Drive, Columbia MD 21046
MBC of America, Inc.	X	2423978	Merit Behavioral Care Corporation	Corp.	100%	DE	6950 Columbia Gateway Drive, Columbia MD 21046

NAME OF CORPORATION(3)	CREDIT PARTY	ORG #	OWNER OF STOCK	TYPE OF ORG.	% OF OWNERSHIP	STATE OF INCORP	CORPORATE ADDRESS

BASIS FOR WHICH:
A) ANY WHOLLY-
OWNED SPECIFIED
SUBSIDIARY CANNOT
ENTER INTO ANY
CREDIT DOCUMENT OR
B) THE SHARES OF
CAPITAL STOCK OF ANY
DOMESTIC SUBSIDIARY
CANNOT BE PLEDGED
PURSUANT TO THE
PLEDGE AGREEMENT

Magellan Health Services of New Mexico, Inc.	X	1603315	Merit Behavioral Care Corporation	Corp.	100%	NM	6950 Columbia Gateway Drive, Columbia MD 21046
MBC of North Carolina, LLC (3)		0445791	Merit Behavioral Care Corporation	LLC	100%	NC	6950 Columbia Gateway Drive, Columbia MD 21046	Regulated entity (LLC interest can be pledged)
MBH of Puerto Rico, Inc.	X	n/a	Magellan Behavioral Health, Inc.	Corp.	100%	PR	6950 Columbia Gateway Drive, Columbia MD 21046	Foreign Subsidiary (65% of stock can be pledged)
Merit Behavioral Care Corporation	X	2329817	Magellan Behavioral Health, Inc.	Corp.	100%	DE	6950 Columbia Gateway Drive, Columbia MD 21046
Merit Behavioral Care of Massachusetts, Inc.	X	043109970	Merit Behavioral Care Corporation	Corp.	100%	MA	6950 Columbia Gateway Drive, Columbia MD 21046
Merit Health Insurance Company (3)		00612952 (DOI)	Merit Behavioral Care Corporation	Corp.	100%	IL	6950 Columbia Gateway Drive, Columbia MD 21046	Regulated entity (stock can be pledged)
Montana Community Partners, Inc. (4)		D087912	CMG Health, Inc.	Corp.	55%	MT	6950 Columbia Gateway Drive, Columbia MD 21046	Non-Profit Entity and Non-Stock Entity (no stock to be pledged)
Magellan Life Insurance Company (3)		0923695	Merit Health Insurance Company	Corp.	100%	DE	6950 Columbia Gateway Drive, Columbia MD 21046	Regulated entity (stock cannot be pledged — owned by non-guarantor)
National Imaging Associates, Inc.	X	2542112	Magellan Behavioral Health, Inc.	Corp.	100%	DE	6950 Columbia Gateway Drive, Columbia MD 21046
National Imaging Associates of Pennsylvania, LLC	X		National Imaging Associates, Inc.	LLC	100%	PA	6950 Columbia Gateway Drive Columbia MD 21046
NIA IPA of New York, Inc.		n/a	National Imaging Associates, Inc.	Corp	100%	NY	6950 Columbia Gateway Drive, Columbia MD 21046	Regulated entity (stock can be pledged)
Oncore Healthcare, LLC	X	4053997	ICORE Healthcare, LLC	LLC	100%	DE	6950 Columbia Gateway Drive, Columbia MD 21046
P.P.C., Inc.	X	00225482	Magellan Behavioral Health, Inc.	Corp.	100%	MO	6950 Columbia Gateway Drive, Columbia MD 21046
Personal Performance Consultants of New York, Inc.	X	n/a	P.P.C., Inc.	Corp.	100%	NY	6950 Columbia Gateway Drive, Columbia MD 21046
Plymouth Insurance Company, Ltd. (2)		n/a	Magellan CBHS Holdings, LLC	Corp.	100%	Bermuda	6950 Columbia Gateway Drive, Columbia MD 21046	Foreign Insurance Company (65% of stock can be pledged)
PPC Group, Inc.	X	2295110	Magellan Behavioral Health, Inc.	Corp.	100%	DE	6950 Columbia Gateway Drive, Columbia MD 21046
Premier Holdings, LLC.	X	314177	AdvoCare of Tennessee, Inc.	Corp.	100%	TN	6950 Columbia Gateway Drive, Columbia MD 21046
Premier Behavioral Systems of Tennessee, LLC		0312050	Premier Holdings, LLC	LLC	100%	TN	6950 Columbia Gateway Drive, Columbia MD 21046	Regulated entity (stock can be pledged)
Tennessee Behavioral Health, Inc. (3)		0303280	Magellan Behavioral Health, Inc.	Corp.	100%	TN	6950 Columbia Gateway Drive, Columbia MD 21046	Regulated entity (stock can be pledged)
U.S. IPA Providers, Inc. (3)		n/a	AGCA, Inc.	Corp.	100%	NY	6950 Columbia Gateway Drive, Columbia MD 21046	Regulated entity (stock can be pledged)
Magellan Health Services of California, Inc. — Employer Services (3)		00692186	Green Spring Health Services, Inc.	Corp.	100%	CA	6950 Columbia Gateway Drive, Columbia MD 21046	Regulated entity (stock cannot be pledged)